                                 Exhibit 99.1

Contact:
Investor Relations
ContactUs@cranenxt.com

Crane NXT, Co. Reports Second Quarter 2024 Results
Delivers sales growth of 5%; OpSec integration on track
Narrows range of full year Adjusted EPS guidance to $4.20 to $4.35

WALTHAM, MASS - August 7, 2024 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights
•GAAP earnings per diluted share (EPS) of $0.72, and Adjusted EPS of $1.06.
•Sales of $371 million, up 5.2% year-over-year, with 0.8% core sales growth in line with expectations.
•GAAP operating profit margin of 18.2%, and Adjusted operating profit margin of 24.1%.
•The Company is narrowing the range of the full year Adjusted EPS guidance to $4.20 to $4.35 from $4.10 to $4.35.

Aaron W. Saak, Crane NXT's President and Chief Executive Officer, stated: "In the second quarter, we delivered solid results across both our strategic platforms, reaching record-high backlog levels in Crane Currency and returning to growth in CPI core sales. We are already seeing the benefits from the addition of OpSec Security to our portfolio. The response from customers has been overwhelmingly positive and the integration is progressing well."
Mr. Saak continued: "Our second quarter results give us the confidence to narrow our full year Adjusted EPS guidance to a range of $4.20 to $4.35. As we look ahead, we remain focused on operational excellence and driving profitable growth to create shareholder value. We are committed to our long-term strategy and will continue to deploy capital to support organic growth initiatives while also pursuing opportunities to expand and diversify our portfolio through disciplined, strategic M&A."

Summary of Second Quarter 2024 Results

	Three Months Ended June 30,		Change
(dollars in millions)	2024	2023	$	%
Net sales	$370.6	$352.4	$18.2	5.2%
Core sales			$2.9	0.8%
Acquisitions			$20.5	5.8%
Foreign exchange			$(5.2)	(1.4)%

Operating profit	$67.6	$68.8	$(1.2)	(1.7)%
Adjusted operating profit*	$89.4	$93.4	$(4.0)	(4.3)%

Operating profit margin	18.2%	19.5%		(130bps)
Adjusted operating profit margin*	24.1%	26.5%		(240bps)
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Second Quarter 2024 Results
Second quarter 2024 sales were $370.6 million, an increase of $18.2 million, or 5.2%, compared with the second quarter of 2023, primarily driven by $20.5 million, or 5.8%, sales benefit from the acquired OpSec Security business, and $2.9 million, or 0.8%, core sales growth, partially offset by $5.2 million, or 1.4%, unfavorable foreign exchange.
Second quarter 2024 operating profit was $67.6 million, compared with $68.8 million in the second quarter of 2023. Operating profit margin was 18.2%, compared with 19.5% last year, primarily reflecting an unfavorable product mix and the impact of the OpSec Securities acquisition, partially offset by productivity gains and lower transaction costs. Adjusted operating profit margin of 24.1% decreased 240bps, compared with 26.5% in the prior year.

Second Quarter 2024 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2024 versus the second quarter 2023.
Crane Payment Innovations

	Three Months Ended June 30,		Change
(dollars in millions)	2024	2023	$	%
Net sales	$224.4	$225.9	$(1.5)	(0.7)%
Core sales			$2.7	1.2%
Foreign exchange			$(4.2)	(1.9)%

Operating profit	$61.4	$64.8	$(3.4)	(5.2)%
Adjusted operating profit*	$67.3	$70.3	$(3.0)	(4.3)%

Operating profit margin	27.4%	28.7%		(130bps)
Adjusted operating profit margin*	30.0%	31.1%		(110bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $224.4 million decreased $1.5 million, or 0.7%, compared with the second quarter of 2023, as 1.2% core sales growth was more than offset by 1.9% unfavorable foreign exchange. Operating profit margin of 27.4% decreased 130 basis points, compared with 28.7% last year, primarily reflecting an unfavorable product mix, partially offset by lower manufacturing costs and productivity gains. Adjusted operating profit margin was 30.0% compared with 31.1% in the prior year.

Security and Authentication Technologies

	Three Months Ended June 30,		Change
(dollars in millions)	2024	2023	$	%
Net sales	$146.2	$126.5	$19.7	15.6%
Core sales			$0.2	0.2%
Acquisitions			$20.5	16.2%
Foreign exchange			$(1.0)	(0.8)%

Operating profit	$24.0	$34.7	$(10.7)	(30.8)%
Adjusted operating profit*	$34.1	$38.2	$(4.1)	(10.7)%

Operating profit margin	16.4%	27.4%		NM
Adjusted operating profit margin*	23.3%	30.2%		NM

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $146.2 million increased $19.7 million, or 15.6%, compared with the second quarter of 2023, primarily driven by 16.2% sales benefit from the acquired OpSec Security business. Operating profit margin was 16.4% compared with 27.4% last year, primarily reflecting higher manufacturing costs and the impact of the OpSec Securities acquisition, partially offset by productivity gains. Adjusted operating profit margin was 23.3% compared with 30.2% in the prior year.
Cash Flow and Other Financial Metrics
For the second quarter of 2024, cash provided by operating activities was $56.8 million, compared with $59.5 million last year. Adjusted free cash flow was $53.9 million, compared with $70.2 million last year. The $16.3 million, or 23.2%, decrease in Adjusted free cash flow was primarily due to lower cash paid for transaction related expenses and higher capital expenditures to support the U.S. currency redesign program and other capital projects. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
The Company held cash and cash equivalents of $175.5 million as of June 30, 2024, compared with $227.2 million as of December 31, 2023. Total debt was $859.1 million as of June 30, 2024, compared with $644.9 million as of December 31, 2023. The decrease in cash and cash equivalents and the increase in total debt reflect the financing associated with the May 3, 2024 acquisition of OpSec Securities.

Declaring Third Quarter Dividend
Crane NXT announced its quarterly dividend of $0.16 per share for the third quarter of 2024. The dividend is payable on September 11, 2024, to shareholders of record as of August 30, 2024.
Conference Call
Crane NXT scheduled a conference call to discuss the second quarter financial results on Thursday, August 8, 2024, at 10:00 A.M. (Eastern). Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Investor Relations section of the Company’s website. For those wishing to participate in the Q&A session of the call, please pre-register here. Pre-registration may be completed at any time up to the call start time. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.
About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Through its two industry-leading business segments, Security & Authentication Technologies and Crane Payment Innovations, Crane NXT provides customers with advanced technologies to secure high-value physical products, sophisticated detection equipment and systems, and proprietary products and services that protect brand identity and digital content. Crane NXT’s approximately 4,500 employees help our customers protect their most important assets and ensure secure, seamless transactions around the world every day. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").
Historical financial measures in this release for Crane NXT are presented on a carve-out basis.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.
Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; risks associated with conducting a substantial portion of its business outside the U.S.; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires; governmental regulations and failure to comply with those regulations; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; the ability to protect its intellectual property; significant competition in the Company's markets; adverse impacts from intangible asset impairment charges; additional tax expenses or exposures; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales:
Crane Payment Innovations	$224.4	$225.9	$433.4	$449.7
Security and Authentication Technologies	146.2	126.5	250.8	231.8
Total net sales	$370.6	$352.4	$684.2	$681.5

Operating profit (loss):
Crane Payment Innovations	$61.4	$64.8	$114.1	$126.6
Security and Authentication Technologies	24.0	34.7	44.2	52.3
Corporate	(17.8)	(30.7)	(35.3)	(44.2)
Total operating profit	$67.6	$68.8	$123.0	$134.7

Interest income	0.4	0.2	1.0	0.4
Interest expense	(12.4)	(14.1)	(22.3)	(24.5)
Related party interest expense	—	—	—	(2.5)
Miscellaneous (expense) income, net	(0.2)	1.0	0.4	2.4
Income before income taxes	55.4	55.9	102.1	110.5
Provision for income taxes	13.8	12.7	22.7	23.6
Net income attributable to common shareholders	$41.6	$43.2	$79.4	$86.9

Earnings per diluted share[1]	$0.72	$0.75	$1.38	$1.51

Average diluted shares outstanding[1]	57.8	57.4	57.7	57.4
Average basic shares outstanding[1]	57.1	56.8	57.1	56.8

Supplemental data:
Cost of sales	$209.7	$184.0	$370.9	$358.4
Selling, general and administrative	93.3	99.6	187.6	188.4
Restructuring charges, net	—	—	2.7	—

[1] The shares presented for the three months and six months ended June 2023 are the second quarter average diluted and basic shares outstanding of Crane NXT, Co.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Condensed Balance Sheets
(unaudited, in millions)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$175.5	$227.2
Accounts receivable, net of allowance for credit losses of $10.5 as of June 30, 2024 and $11.8 as of December 31, 2023	225.4	214.9
U.S. and foreign taxes on income	5.1	—
Inventories, net	171.0	157.1
Other current assets	54.9	45.2
Total current assets	631.9	644.4

Property, plant and equipment, net	271.2	261.2
Long-term deferred tax assets	3.7	2.7
Intangible assets, net	443.6	308.9
Goodwill	950.4	841.2
Other assets	86.7	71.0
Total assets	$2,387.5	$2,129.4

Liabilities and equity
Current liabilities:
Short-term borrowings	$220.2	$4.6
Accounts payable	101.3	106.5
Accrued liabilities	205.4	210.5
U.S. and foreign taxes on income	—	12.8
Total current liabilities	526.9	334.4

Long-term debt	638.9	640.3
Accrued pension and postretirement benefits	21.9	22.5
Long-term deferred tax liability	132.2	104.5
Other liabilities	77.8	63.7

Total equity	989.8	964.0
Total liabilities and equity	$2,387.5	$2,129.4

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating activities:
Net income attributable to common shareholders	$41.6	$43.2	$79.4	$86.9
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	20.2	19.5	38.7	38.5
Stock-based compensation expense	2.6	2.4	4.9	4.7
Unrealized loss on forward contract	0.2	—	0.2	—
Defined benefit plans and postretirement credit	(0.1)	(0.2)	(0.3)	(0.4)
Deferred income taxes	—	1.7	0.2	4.8
Cash used for operating working capital	(7.6)	(8.0)	(58.4)	(36.7)
Other	(0.1)	0.9	1.6	(2.8)
Total provided by operating activities	$56.8	$59.5	$66.3	$95.0
Investing activities:
Payment for acquisition, net of cash acquired	(269.8)		(269.8)	—
Proceeds from settlement of forward contract	0.1	—	0.1	—
Capital expenditures	(8.9)	(4.5)	(21.4)	(8.5)
Total used for investing activities	$(278.6)	$(4.5)	$(291.1)	$(8.5)
Financing activities:
Dividends paid	(9.2)	(7.9)	(18.3)	(7.9)
Proceeds from stock options exercised	0.3	1.9	1.9	1.9
Payment of tax withholding on equity awards vested	(0.2)	—	(6.4)	—
Debt issuance costs	—	(1.2)	—	(5.2)
Repayment of long-term debt	—	(300.0)	—	(300.0)
Proceeds from revolving credit facility	250.0	—	280.0	—
Repayments of revolving credit facility	(60.0)	—	(65.0)	—
Proceeds from term loan	—	—	—	350.0
Repayment of term loan	(1.3)	(50.0)	(2.0)	(50.0)
Net transfers to Crane	—	360.1	—	(32.5)
Total provided by (used for) financing activities	$179.6	$2.9	$190.2	$(43.7)

Effect of exchange rates on cash, cash equivalents and restricted cash	(1.6)	0.8	(9.5)	3.4
Decrease in cash, cash equivalents and restricted cash	(43.8)	58.7	(44.1)	46.2
Cash, cash equivalents and restricted cash at beginning of period	226.9	218.2	227.2	230.7
Cash, cash equivalents and restricted cash at end of period	$183.1	$276.9	$183.1	$276.9

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Crane Payment Innovations	$166.5	$188.6	$216.8	$231.6	$300.7
Security and Authentication Technologies[1]	$335.4	$233.4	$243.0	$223.3	$184.4
Total backlog	$501.9	$422.0	$459.8	$454.9	$485.1

[1] Includes $30.0 million of backlog as of June 30, 2024, pertaining to the OpSec Security business acquired in May 2024.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended June 30,
	2024		2023
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$370.6		$352.4

Operating profit (GAAP)	$67.6		$68.8
Operating profit margin (GAAP)	18.2%		19.5%

Special items impacting operating profit:
Acquisition-related inventory step-up amortization	4.0		—
Intangible asset amortization	11.3		9.0
Transaction related expenses	6.5		15.6
Adjusted operating profit (Non-GAAP)	$89.4		$93.4
Adjusted operating profit margin (Non-GAAP)	24.1%		26.5%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$41.6	$0.72	$43.2	$0.75
Acquisition-related inventory step-up amortization	4.0	0.07	—	—
Intangible asset amortization	11.3	0.20	9.0	0.16
Transaction related expenses	7.1	0.12	15.6	0.27
Tax adjustments	(3.0)	(0.05)	(3.5)	(0.06)
Adjusted net income (Non-GAAP)	$61.0	$1.06	$64.3	$1.12

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$41.6		$43.2
Net income margin (GAAP)	11.2%		12.3%

Adjustments to net income attributable to common shareholders:
Income tax expense	13.8		12.7
Interest expense, net	12.0		13.9
Depreciation	9.5		9.8
Intangible asset amortization	11.3		9.0
Acquisition-related inventory step-up amortization	4.0		—
Transaction related expenses	7.1		15.6
Adjusted EBITDA (Non-GAAP)	$99.3		$104.2
Adjusted EBITDA Margin (Non-GAAP)	26.8%		29.6%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Six Months Ended June 30,
	2024		2023
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$684.2		$681.5

Operating profit (GAAP)	$123.0		$134.7
Operating profit margin (GAAP)	18.0%		19.8%

Special items impacting operating profit:
Acquisition-related inventory step-up amortization	4.0		—
Intangible asset amortization	20.2		18.1
Restructuring charges, net	2.7		—
Transaction related expenses	10.6		17.4
Adjusted operating profit (Non-GAAP)	$160.5		$170.2
Adjusted operating profit margin (Non-GAAP)	23.5%		25.0%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$79.4	$1.38	$86.9	$1.51
Acquisition-related inventory step-up amortization	4.0	0.07	—	—
Intangible asset amortization	20.2	0.35	18.1	0.32
Restructuring charges, net	2.7	0.05	—	—
Transaction related expenses	11.2	0.19	17.4	0.31
Interest adjustment[1]	—	—	2.5	0.04
Tax adjustments	(7.3)	(0.13)	(5.2)	(0.09)
Adjusted net income (Non-GAAP)	$110.2	$1.91	$119.7	$2.09

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$79.4		$86.9
Net income margin (GAAP)	11.6%		12.8%

Adjustments to net income attributable to common shareholders:
Income tax expense	22.7		23.6
Interest expense, net	21.3		26.6
Depreciation	18.5		19.6
Acquisition-related inventory step-up amortization	4.0		—
Intangible asset amortization	20.2		18.1
Restructuring charges, net	2.7		—
Transaction related expenses	11.2		17.4
Adjusted EBITDA (Non-GAAP)	$180.0		$192.2
Adjusted EBITDA Margin (Non-GAAP)	26.3%		28.2%

Totals may not sum due to rounding
[1] Related party interest with Crane Company incurred prior to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended June 30, 2024	Crane Payment Innovations	Security and Authentication Technologies	Corporate	Total Company
Net sales	$224.4	$146.2	$—	$370.6

Operating profit (loss) (GAAP)	$61.4	$24.0	$(17.8)	$67.6
Operating profit margin (GAAP)	27.4%	16.4%		18.2%

Special items impacting operating profit:
Intangible asset amortization	5.2	6.1	—	11.3
Acquisition-related inventory step-up amortization	—	4.0	—	4.0
Transaction related expenses	0.7	—	5.8	6.5
Adjusted operating profit (loss) (non-GAAP)	$67.3	$34.1	$(12.0)	$89.4
Adjusted operating profit margin (non-GAAP)	30.0%	23.3%		24.1%

Three Months Ended June 30, 2023	Crane Payment Innovations	Security and Authentication Technologies	Corporate	Total Company
Net sales	$225.9	$126.5	$—	$352.4

Operating profit (loss) (GAAP)	$64.8	$34.7	$(30.7)	$68.8
Operating profit margin (GAAP)	28.7%	27.4%		19.5%

Special items impacting operating profit:
Intangible asset amortization	5.5	3.5	—	9.0
Transaction related expenses	—	—	15.6	15.6
Adjusted operating profit (loss) (non-GAAP)	$70.3	$38.2	$(15.1)	$93.4
Adjusted operating profit margin (non-GAAP)	31.1%	30.2%		26.5%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Six Months Ended June 30, 2024	Crane Payment Innovations	Security and Authentication Technologies	Corporate	Total Company
Net sales	$433.4	$250.8	$—	$684.2

Operating profit (loss) (GAAP)	$114.1	$44.2	$(35.3)	$123.0
Operating profit margin (GAAP)	26.3%	17.6%		18.0%

Special items impacting operating profit:
Intangible asset amortization	10.5	9.7	—	20.2
Acquisition-related inventory step-up amortization	—	4.0	—	4.0
Restructuring charges, net	2.7	—	—	2.7
Transaction related expenses	0.7	—	9.9	10.6
Adjusted operating profit (loss) (non-GAAP)	$128.0	$57.9	$(25.4)	$160.5
Adjusted operating profit margin (non-GAAP)	29.5%	23.1%		23.5%

Six Months Ended June 30, 2023	Crane Payment Innovations	Security and Authentication Technologies	Corporate	Total Company
Net sales	$449.7	$231.8	$—	$681.5

Operating profit (GAAP)	$126.6	$52.3	$(44.2)	$134.7
Operating profit margin (GAAP)	28.2%	22.6%		19.8%

Special items impacting operating profit:
Intangible asset amortization	11.0	7.1	—	18.1
Transaction related expenses	—	—	17.4	17.4
Adjusted operating profit (non-GAAP)	$137.6	$59.4	$(26.8)	$170.2
Adjusted operating profit margin (non-GAAP)	30.6%	25.6%		25.0%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Cash Flow Items	2024	2023	2024	2023
Cash provided by operating activities (GAAP)	$56.8	$59.5	$66.3	$95.0
Less: Capital expenditures	(8.9)	(4.5)	(21.4)	(8.5)
Free cash flow	$47.9	$55.0	$44.9	$86.5
Transaction related expenses[1]	6.0	15.2	7.3	17.0
Adjusted free cash flow (non-GAAP)	$53.9	$70.2	$52.2	$103.5

Adjusted net income (non-GAAP)*	$61.0	$64.3	$110.2	$119.7
Adjusted free cash flow conversion (non-GAAP)	88.4%	109.2%	47.4%	86.5%
[1] Represents cash paid for transaction related expenses.
*Please see the Non-GAAP Financial Measures tables in this release.
Net Leverage Ratio
(unaudited, in millions, except net leverage ratio)

June 30, 2024
Total debt (excluding deferred financing costs of $9.0 million)	$868.0
Less: Cash and cash equivalents	(175.5)
Net debt	$692.5
TTM Adjusted EBITDA (non-GAAP)*	$376.1
Net leverage ratio	1.8
*Please refer to the Non-GAAP Financial Measures tables in prior quarter releases and in this release.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow, and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment operating margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment operating margin and Adjusted EPS as described below.

•"Adjusted segment operating margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding intangible asset amortization, restructuring charges, acquisition-related inventory step-up amortization, and transaction related expenses. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation.
•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding intangible asset amortization, restructuring charges, acquisition-related inventory step-up amortization, transaction related expenses, and including the tax effect of these adjustments and other discrete tax items. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: intangible asset amortization, restructuring charges, acquisition-related inventory step-up amortization, and transaction related expenses. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted net income" and "Adjusted EPS" exclude items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: intangible asset amortization, restructuring charges, acquisition-related inventory step-up amortization, transaction related expenses, the tax effect of these items and other discrete tax items. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as related party interest with Crane Company incurred prior to the Separation. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free cash flow,” “Adjusted free cash flow” and "Adjusted free cash flow conversion” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items. Adjusted free cash flow conversion is calculated as Adjusted free cash flow divided by Adjusted net income. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" exclude net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as restructuring charges, acquisition-related inventory step-up amortization, and transaction related expenses. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Net leverage ratio" refers to Net debt divided by trailing twelve months (TTM) Adjusted EBITDA. "Net debt" represents total debt (excluding deferred financing costs) less cash and cash equivalents. Management believes that these non-GAAP financial measures provide useful information about our ability to satisfy our debt obligation with currently available funds.

•References to "core," such as "core sales," exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in identifying underlying growth trends in our business and facilitate comparison of our sales performance, for example, with prior and future periods that are complementary to GAAP metrics.